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                                                                 Exhibit 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the registration statements of Service Corporation International on Form S-3 (File No. 33-56069), Form S-4 (File No. 33-54996) and Form S-8 (File Nos. 33-9790,
33-17982, 33-54401 and 33-50987) of our report, which includes an explanatory paragraph pertaining to accounting changes, dated March 10, 1995, on our audits of the consolidated financial statements and financial statement schedule of Service Corporation International as of December 31, 1994 and 1993, and for the years then ended, which report is included in this Annual Report on Form 10-K.


                                                Coopers & Lybrand L.L.P.


Houston, Texas
March 31, 1995